UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2019

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Boulevard, San Jose, California	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HTBK	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 27, 2019, Heritage Commerce Corp, a California corporation (the “Company”), held a special meeting of shareholders (the “Special Meeting”) to consider and vote upon:

•                  a proposal (the “Merger Proposal”) to approve the principal terms of the Agreement and Plan of Merger and Reorganization, dated as of May 16, 2019, by and among the Company, Heritage Bank of Commerce and Presidio Bank (the “Merger Agreement”) and the transactions contemplated by the Merger Agreement, including the merger of Presidio Bank with and into Heritage Bank of Commerce (the “Proposed Merger”), with Heritage Bank of Commerce surviving the Merger, and the issuance of the Company’s common stock to Presidio Bank shareholders in connection with the Proposed Merger;

•                  a proposal (the “Authorized Shares Proposal”) to approve an amendment to the Company’s articles of incorporation to increase the number of authorized shares of common stock from 60,000,000 to 100,000,000 shares of common stock; and

•                  a proposal (the “Adjournment Proposal”) to adjourn the Special Meeting to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the Merger Proposal or Authorized Shares Proposal.

As of July 10, 2019, the record date for the Special Meeting, there were 43,498,406 shares of the Company’s common stock outstanding and eligible to vote. At the Special Meeting 33,182,743 shares were present, in person or by proxy.

1.              Approval of the Merger Proposal *

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
33,124,674	56,906	1,163	0

2.              Authorized Shares Proposal*

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
32,787,481	377,946	17,316	0

*The affirmative vote of a majority of the Company’s issued and outstanding shares of common stock was required to approve the proposal.   Abstentions were included in determining the number of shares present at the Special Meeting for determining the presence of a quorum. Since none of the proposals at the Special Meeting were routine matters for which brokers may have discretionary authority to vote, broker non-votes were not counted as represented for purposes of establishing a quorum at the Special Meeting.

As sufficient votes were cast in favor of the Merger Proposal and Authorized Shares Proposal, the Adjournment Proposal was not acted upon at the Special Meeting.

Item 8.01 Other Events.

On August 27, 2019, the Company was informed by Presidio Bank that the shareholders of Presidio Bank approved the Proposed Merger at a special shareholders meeting held on August 27, 2019.

The Company and Presidio Bank issued a joint press release announcing that the shareholders of both companies have approved the Proposed Merger.

A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release, dated August 28, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 28, 2019

Heritage Commerce Corp

	By:	/s/ Keith Wilton

Keith Wilton
President and Chief Executive Officer